Jenkens & Gilchrist Parker Chapin LLP


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                                February 7, 2002

SoftQuad Software, Inc.
161 Eglinton Avenue East
Suite 400
Toronto, Ontario M4P 1J5 Canada

Dear Sir or Madam:

          We have acted as counsel for SoftQuad Software, Ltd., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration for resale of 16,952,683 shares of the Company's Common Stock, par value $ .001 per share (the "Shares"), of which 7,773,025 shares are outstanding, 3,036,710 are issuable upon the exchange of exchangeable shares (the "Exchangeable Shares"), 3,062,532 are issuable upon the conversion of preferred stock (the "Preferred Stock"), and 3,080,416 shares are issuable upon the exercise of warrants (the "Warrants"; collectively with the Exchangeable Shares and the Preferred Stock, the "Convertible Securities").

          In connection with the foregoing, we have examined, among other things, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such other agreements and documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials.

          Based upon and subject to the foregoing, we are of the opinion that the 7,773,025 outstanding Shares being registered pursuant to the Registration Statement are validly issued, fully paid and non-assessable and the 9,179,658 Shares issuable upon exchange, conversion or exercise of the Convertible

                 Jenkens & Gilchrist Parker Chapin LLP

SoftQuad Software Ltd.
February 7, 20002
Page 2


Securities will be, when issued pursuant to the terms and provisions of the respective Exchangeable Shares, Preferred Stock and Warrants, validly issued, fully paid and non-assessable.

          We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-B promulgated under the Act.


                                       Sincerely,

                                       /s/ Jenkens & Gilchrist Parker Chapin LLP
                                       -----------------------------------------
                                       JENKENS & GILCHRIST PARKER CHAPIN LLP